EXHIBIT (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement 333-168229 on Form N-14 of our reports dated September 17, 2009, October 19, 2009 and November 18, 2009, relating to the financial statements and financial highlights of Eaton Vance Colorado Municipal Income Fund (formerly, Eaton Vance Colorado Municipals Fund), Eaton Vance Louisiana Municipal Income Fund (formerly, Eaton Vance Louisiana Municipals Fund) and Eaton Vance National Municipal Income Fund (formerly, Eaton Vance National Municipals Fund), respectively, each a series of Eaton Vance Municipals Trust, appearing in the Annual Reports on Form N-CSR of Eaton Vance Municipals Trust for the years ended July 31, 2009, August 31, 2009 and September 30, 2009, respectively, and to the references to us under the headings “Colorado Fund Financial Highlights”, “Louisiana Fund Financial Highlights”, “National Fund Financial Highlights” and “Experts” in the Proxy Statement/Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts August 27, 2010

Member of Deloitte Touche Tohmatsu